EXHIBIT 99.1



                          WINSTAR COMPLETES ACQUISITION
                          OF MIDCOM COMMUNICATIONS INC.

NEW YORK -- JANUARY 22, 1998, WINSTAR COMMUNICATIONS, INC. (NASDAQ-WCII) said today it has completed its acquisition of the assets of Southfield, Mich.-based MIDCOM Communications Inc., a national long distance and frame relay provider that is in bankruptcy proceedings, for $92 million, as detailed in WinStar's December 17, 1997 announcement.

WinStar Communications, Inc. is a national local communications company, serving business customers, long distance carriers, fiber-based competitive access providers, mobile communications companies, local telephone companies, and other customers with broadband local communications needs. The company provides its Wireless Fiber(SM) services using its licenses in the 38 GHz spectrum. The company also provides long distance, Internet and information services.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties which are described in the company's SEC reports, including the 10-K for the period ended December 31, 1996, and the 10-Q for the period ended September 30, 1997.

WinStar is a registered trademark, and Wireless Fiber is a service mark of WinStar Communications, Inc.




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